Exhibit 10.2

CERTIFICATE OF AMENDMENT

TO

ICOP DIGITAL, INC. 2002 STOCK OPTION PLAN

The undersigned, being the Chief Executive Officer of ICOP Digital, Inc., a Colorado corporation (the “Company”), hereby certifies that the Company’s 2002 Stock Option Plan, as amended, (the “Plan”), was amended by a resolution of the Company’s Board of Directors adopted on June 16, 2009 and by the affirmative vote of the Company’s stockholders on August 12, 2009, as follows:

1.	Effective August 12, 2009, Paragraph A of Article VI of the Plan is amended and restated in its entirety to read:

A. Maximum Number. The number of shares of Common Stock issued or transferred and covered by outstanding awards granted under this Plan shall not in the aggregate exceed 4,000,000 shares of Common Stock, which may be Common Stock of original issuance or Common Stock held in treasury, or a combination thereof. This authorization shall be increased automatically on each succeeding annual anniversary of the Plan Effective Date by an amount equal to that number of shares equal to one-half of one percent of the Company’s then issued and outstanding shares of Common Stock. The shares may be divided among the various Plan components as the Incentive Plan Committee shall determine, except that no more than 2,000,000 shares shall be issued in connection with the exercise of Incentive Stock Options under the Plan. Any portion of the shares added on each succeeding anniversary of the Plan Effective Date which are unused during the Plan year beginning on such anniversary date shall be carried forward and be available for grant and issuance in subsequent Plan years, while up to 100% of the shares to be added in the next succeeding Plan year (calculated on the basis of the current Plan year’s allocation) may be borrowed for use in the current Plan year. Shares of Common Stock that may be issued upon the exercise of Stock Options shall be applied to reduce the maximum number of shares remaining available for use under the Plan. The Company shall at all times during the term of the Plan, and while any Stock Options are outstanding, retain as authorized and unissued Common Stock or as treasury Common Stock, at least the number of shares of Common Stock required under the provisions of this Plan, or otherwise assure itself of its ability to perform its obligations hereunder.

IN WITNESS WHEREOF, the undersigned has hereunto subscribed his name this 16th day of October, 2009.

/s/ David C. Owen
David C. Owen, Chief Executive Officer